SECOND AMENDMENT

This Second Amendment (“Second Amendment”) to Option Agreement between Mayo Foundation for Medical Education and Research (“Mayo”) and Accentia Biopharmaceuticals, Inc. (“Accentia”) dated December 6, 2005 (the “Option Agreement”) is entered into effective May 9, 2007 (“Effective Date”).

WHEREAS, Mayo and Accentia agreed to extend the original Term for the option through December 9, 2007;

WHEREAS, Mayo and Accentia now wish to extend the Option through December 6, 2008;

NOW THEREFORE, the parties agree as follows:

1.	Section 2.3 is amended to extend the Term to expire on December 6, 2008.

2.	Accentia shall pay Mayo one hundred twenty five thousand dollars ($125,000) due within ten (10) days from Effective Date in consideration of this extension of the Term.

3.	All other provisions of the Agreement shall remain in full force and effect.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH:		ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Steven P. VanNurden	By:	/s/ Francis E. O’Donnell, Jr.
Name:	Steven P. VanNurden	Name:	Francis E. O’Donnell, Jr.

M.D.
Its:	Assistant Treasurer	By:	Chairman & CEO
Date:	May 11, 2007	Date:	May 10, 2007